Exhibit 99.1

Antero Resources Announces Fourth Quarter 2024 Results, Year End Reserves and 2025 Guidance

Denver, Colorado, February 12, 2025—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced its fourth quarter 2024 financial and operating results, year end 2024 estimated proved reserves and 2025 guidance. The relevant consolidated financial statements are included in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2024.

Fourth Quarter 2024 Highlights:

•	Net production averaged 3.4 Bcfe/d

o	Natural gas production averaged 2.1 Bcf/d, a 7% decrease from the year ago period

o	Liquids production averaged 217 MBbl/d, a 14% increase from the year ago period

•	Realized a pre-hedge natural gas equivalent price of $3.64 per Mcfe, an $0.85 per Mcfe premium to NYMEX

•	Realized a pre-hedge C3+ NGL price of $44.29 per barrel, a $3.09 per barrel premium to Mont Belvieu

•	Net income was $150 million and Adjusted Net Income was $181 million (Non-GAAP)

•	Adjusted EBITDAX was $332 million (Non-GAAP); net cash provided by operating activities was $278 million

•	Drilling and completion capital was $120 million, 27% below the prior year period

•	Free Cash Flow was $159 million (Non-GAAP)

•	Averaged a quarterly company record of 13.2 completion stages per day

Full Year 2024 Highlights:

•	Net Production averaged 3.4 Bcfe/d, an increase of 1% from the prior year

o	Natural gas production averaged 2.2 Bcf/d, a decrease of 3% from the prior year

o	Liquids production averaged 209 MBbl/d, an increase of 8% from the prior year

•	Drilling and completion capital was $620 million, a 32% decline from the prior year

•	Completion stages per day averaged 12.2 stages per day, a 14% increase compared to 2023

•	Estimated proved reserves were 17.9 Tcfe at year end 2024 and proved developed reserves were 13.7 Tcfe (77% proved developed)

•	Estimated future development cost for 4.2 Tcfe of proved undeveloped reserves is $0.44 per Mcfe

2025 Guidance Highlights:

•	Raised previously communicated maintenance production targets by 50 MMcfe/d to 3.35 to 3.45 Bcfe/d, driven by growth in liquids production

•	Realized natural gas price is expected to average a premium of $0.10 to $0.20 per Mcf to NYMEX

•	Realized C3+ NGL price is expected to average a premium of $1.50 to $2.50 per barrel to Mont Belvieu

•	Reduced previously communicated drilling and completion capital budget, by $25 million at the midpoint to $650 million to $700 million

Paul Rady, Chairman, CEO and President of Antero Resources commented, “Our 2024 development program delivered production that was 2% above the midpoint of the initial guidance range and capital that was 8% below the midpoint of the initial guidance range. This exceptional performance highlights the strength of our asset base and the significant capital efficiency gains we made throughout the year. Our 2025 budget reflects an increase to our maintenance production targets driven by our liquids. This development program positions us to capture a significant increase in Free Cash Flow year-over-year with the greatest exposure to higher natural gas prices.”

Michael Kennedy, CFO of Antero Resources said, “Antero’s 2024 financial results reflect the company’s peer-leading Free Cash Flow breakeven level driven by our significant liquids production and firm transportation portfolio. These attributes enabled us to generate Free Cash Flow of $73 million in 2024 despite being unhedged with Henry Hub averaging $2.27 per Mcf. Looking ahead to 2025, our firm transportation portfolio delivers 75% of our natural gas to the LNG corridor along the Gulf Coast, and is expected to result in higher premium price realizations to NYMEX following the recent start-up of two large LNG export terminals in the Gulf.”

For a discussion of the non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDAX, Free Cash Flow and Net Debt please see “Non-GAAP Financial Measures.”

2025 Guidance

Antero’s 2025 drilling and completion capital budget is $650 to $700 million. Net production is expected to average between 3.35 and 3.45 Bcfe/d during 2025. The Company’s land capital guidance is $75 million to $100 million.

The following is a summary of Antero Resources’ 2025 capital budget.

Capital Budget ($ in Millions)	Low	High
Drilling & Completion	$650	$700
Land	$75	$100
Total E&P Capital	$725	$800

# of Wells	Net Wells	Average Lateral Length (Feet)
Drilled Wells (Net)	50 to 55	13,100
Completed Wells (Net)	60 to 65	13,700

The following is a summary of Antero Resources’ 2025 production, pricing and cash expense guidance:

Production Guidance	Low	High
Net Daily Natural Gas Equivalent Production (Bcfe/d)	3.35	3.45
Net Daily Natural Gas Production (Bcf/d)	2.16	2.2
Total Net Daily Liquids Production (MBbl/d):	198	208
Net Daily C3+ NGL Production (MBbl/d)	113	117
Net Daily Ethane Production (MBbl/d)	76	80
Net Daily Oil Production (MBbl/d)	9	11

Realized Pricing Guidance (Before Hedges)	Low	High
Natural Gas Realized Price Premium vs. NYMEX Henry Hub ($/Mcf)	$0.10	$0.20
C3+ NGL Realized Price Premium vs. Mont Belvieu ($/Bbl)	$1.50	$2.50
Ethane Realized Price Premium vs. Mont Belvieu ($/Bbl)	$1.00	$2.00
Oil Realized Price Differential vs. WTI Oil ($/Bbl)	$(12.00)	$(16.00)

Cash Expense Guidance	Low	High
Cash Production Expense ($/Mcfe)(1)	$2.45	$2.55
Marketing Expense, Net of Marketing Revenue ($/Mcfe)	$0.04	$0.06
G&A Expense ($/Mcfe)(2)	$0.12	$0.14

(1)	Includes lease operating, gathering, compression, processing and transportation expenses (“GP&T”) and production and ad valorem taxes.
(2)	Excludes equity-based compensation.

Commodity Derivative Positions

Antero added new natural gas hedges for 2025 and 2026 with amounts tied to the completion of two lean (approximately 1200 BTU gas) drilled but uncompleted (“DUC”) pads that were deferred in 2024. Antero’s portfolio includes lean gas development in its capital budget for high gas productivity and midstream infrastructure availability. The hedges were added to lock in attractive rates of returns on the two deferred pads. Antero expects to turn-to-sales the first DUC pad during the first quarter of 2025 and the second DUC pad in the third quarter of 2025. Antero did not enter into any new liquids hedges during the fourth quarter of 2024. For more detail please see the presentation titled “Hedge and Guidance Presentation” on Antero’s website.

	Natural Gas MMBtu/d	Weighted Average Index Price ($/MMBtu)	% of Estimated Natural Gas Production (1)
2025 NYMEX Henry Hub Swap	100,000	$3.12	4%

		Weighted Average Index
	Natural Gas MMBtu/d	Ceiling Price ($/MMBtu)	Floor Price ($/MMBtu)	% of Estimated Natural Gas Production (1)
2026 NYMEX Henry Hub Collars	30,000	$4.27	$3.25	1%

(1)	Based on the midpoint of 2025 natural gas guidance (including BTU upgrade)

Fourth Quarter 2024 Financial Results

Net daily natural gas equivalent production in the fourth quarter averaged 3.4 Bcfe/d, including 217 MBbl/d of liquids. Antero’s average realized natural gas price before hedges was $2.77 per Mcf, a $0.02 per Mcf discount to the benchmark index price. Antero’s average realized C3+ NGL price before hedges was $44.29 per barrel, a $3.09 per barrel premium to the benchmark index price.

The following table details average net production and average realized prices for the three months ended December 31, 2024:

	Three Months Ended December 31, 2024
	Natural Gas	Oil	C3+ NGLs	Ethane	Combined Natural Gas Equivalent
	(MMcf/d)	(Bbl/d)	(Bbl/d)	(Bbl/d)	(MMcfe/d)
Average Net Production	2,131	9,239	114,815	92,587	3,431

	Three Months Ended December 31, 2024
	Natural Gas	Oil	C3+ NGLs	Ethane	Combined Natural Gas Equivalent
Average Realized Prices	($/Mcf)	($/Bbl)	($/Bbl)	($/Bbl)	($/Mcfe)
Average realized prices before settled derivatives	$2.77	57.80	44.29	10.31	3.64
Index price	$2.79	70.27	41.20	9.24	2.79
Premium / (Discount) to Index price	$(0.02)	(12.47)	3.09	1.07	0.85

Settled commodity derivatives	$(0.01)	(0.11)	0.14	—	(0.01)
Average realized prices after settled derivatives	$2.76	57.69	44.43	10.31	3.63
Premium / (Discount) to Index price	$(0.03)	(12.58)	3.23	1.07	0.84

All-in cash expense, which includes lease operating, gathering, compression, processing and transportation and production and ad valorem taxes was $2.45 per Mcfe in the fourth quarter, as compared to $2.32 per Mcfe during the fourth quarter of 2023. The increase was due primarily to higher gathering, compression and processing costs related to CPI-based adjustments in 2024 and an increase in ad valorem taxes that is based on higher commodity prices in 2022. Net marketing expense was $0.06 per Mcfe in the fourth quarter, compared to $0.05 per Mcfe during the fourth quarter of 2023.

Free Cash Flow

During the fourth quarter of 2024, Free Cash Flow was $159 million.

	Three Months Ended
	December 31,
	2023	2024
Net cash provided by operating activities	$312,175	278,002
Less: Capital expenditures (1)	(219,817)	(128,315)
Less: Distributions to non-controlling interests in Martica	(24,578)	(15,651)
Free Cash Flow	$67,780	134,036
Changes in Working Capital (2)	29,203	24,845
Free Cash Flow before Changes in Working Capital	$96,983	158,881

(1)	Capital expenditures includes additions to unproved properties, drilling and completion costs and additions to other property and equipment.
(2)	Working capital adjustments include changes in current assets and liabilities and changes in accounts payable and accrued liabilities for additions to property and equipment.

Fourth Quarter 2024 Operating Results

•	Antero placed 5 horizontal Marcellus wells to sales during the fourth quarter with an average lateral length of 17,950 feet

•	These wells have been on line for approximately 60 days with an average rate per well of 34 MMcfe/d, including 1,650 Bbl/d of liquids per well assuming 25% ethane recovery

Fourth Quarter 2024 Capital Investment

Antero’s drilling and completion capital expenditures for the three months ended December 31, 2024, were $120 million. In addition to capital invested in drilling and completion activities, the Company invested $22 million in land during the fourth quarter. During the quarter, Antero added approximately 4,200 net acres, representing 15 incremental drilling locations at an average cost of approximately $950,000 per location. During 2024, Antero added 59 locations at an average cost of approximately $900,000 per location. These additions more than offset the wells Antero turned-to-sales during the year.

Year End Proved Reserves

At December 31, 2024, Antero’s estimated proved reserves were 17.9 Tcfe, flat from the prior year before sales of reserves in place. Estimated proved reserves were comprised of 59% natural gas, 40% NGLs and 1% oil.

Estimated proved developed reserves were 13.7 Tcfe, flat from the prior year. The percentage of estimated proved reserves classified as proved developed increased to 77% at year end 2024. At year end 2024, Antero’s five year development plan included 289 gross PUD locations. Antero's proved undeveloped locations have an average estimated BTU of 1259, with an average lateral length of 13,800 feet.

Antero's 4.2 Tcfe of estimated proved undeveloped reserves will require an estimated $1.8 billion of future development capital over the next five years, resulting in an estimated average future development cost for proved undeveloped reserves of $0.44 per Mcfe.

The following table presents a summary of changes in estimated proved reserves (in Tcfe).

Proved reserves, December 31, 2023	18.1
Extensions, discoveries and other additions	0.8
Revisions of previous estimates	0.3
Revisions to five-year development plan	0.2
Price revisions	(0.1)
Sales of reserves in place	(0.2)
Production	(1.2)
Proved reserves, December 31, 2024	17.9

Conference Call

A conference call is scheduled on Thursday, February 13, 2025 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Thursday, February 20, 2025 at 9:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13750392. To access the live webcast and view the related earnings conference call presentation, visit Antero's website at www.anteroresources.com. The webcast will be archived for replay until Thursday, February 20, 2025 at 9:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures

Adjusted Net Income (Loss)

Adjusted Net Income as set forth in this release represents net income, adjusted for certain items. Antero believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income (loss) as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income. The following table reconciles net income to Adjusted Net Income (in thousands):

	Three Months Ended December 31,
	2023	2024
Net income and comprehensive income attributable to Antero Resources Corporation	$81,839	149,649
Net income and comprehensive income attributable to noncontrolling interests	21,169	9,164
Unrealized commodity derivative (gains) losses	(37,272)	20,122
Amortization of deferred revenue, VPP	(7,700)	(6,812)
Loss on sale of assets	—	1,989
Impairment of property and equipment	6,556	28,475
Equity-based compensation	14,531	17,169
Loss on convertible note inducement	288	—
Equity in earnings of unconsolidated affiliate	(23,966)	(23,925)
Contract termination, loss contingency and settlements	4,956	937
Tax effect of reconciling items (1)	9,538	(8,257)
	69,939	188,511
Martica adjustments (2)	(11,473)	(7,858)
Adjusted Net Income	$58,466	180,653

Diluted Weighted Average Common Shares Outstanding (3)	311,956	314,165

(1)	Deferred taxes were approximately 22% for 2023 and 2024, respectively.
(2)	Adjustments reflect noncontrolling interest in Martica not otherwise adjusted in amounts above.
(3)	Diluted weighted average shares outstanding does not include securities that would have had an anti-dilutive effect on the computation of diluted earnings per share. Anti-dilutive weighted average shares outstanding for the three months ended December 31, 2023 and 2024 were 0.7 million and 0.3 million, respectively.

Net Debt

Net Debt is calculated as total long-term debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles consolidated total long-term debt to Net Debt as used in this release (in thousands):

	December 31,	December 31,
	2023	2024
Credit Facility	$417,200	393,200
8.375% senior notes due 2026	96,870	96,870
7.625% senior notes due 2029	407,115	407,115
5.375% senior notes due 2030	600,000	600,000
4.250% convertible senior notes due 2026	26,386	—
Unamortized debt issuance costs	(9,975)	(7,955)
Total long-term debt	$1,537,596	1,489,230
Less: Cash and cash equivalents	—	—
Net Debt	$1,537,596	1,489,230

Free Cash Flow

Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Free Cash Flow as net cash provided by operating activities, less capital expenditures, which includes additions to unproved properties, drilling and completion costs and additions to other property and equipment, less net derivative monetizations and distributions to non-controlling interests in Martica.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate our ability to return capital to shareholders. There are significant limitations to using Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Free Cash Flow reported by different companies. Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that we define as net income, adjusted for certain items detailed below.

Adjusted EBITDAX as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX provides no information regarding our capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDAX does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. However, our management team believes Adjusted EBITDAX is useful to an investor in evaluating our financial performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital and legal structure from our operating structure;
•	is used by our management team for various purposes, including as a measure of our operating performance, in presentations to our Board of Directors, and as a basis for strategic planning and forecasting: and
•	is used by our Board of Directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies.

The GAAP measures most directly comparable to Adjusted EBITDAX are net income and net cash provided by operating activities. The following table represents a reconciliation of Antero’s net income, including noncontrolling interest, to Adjusted EBITDAX and a reconciliation of Antero’s Adjusted EBITDAX to net cash provided by operating activities per our condensed consolidated statements of cash flows, in each case, for the three months and years ended December 31, 2023 and 2024 (in thousands). Adjusted EBITDAX also excludes the noncontrolling interests in Martica, and these adjustments are disclosed in the table below as Martica related adjustments.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2024	2023	2024
Reconciliation of net income to Adjusted EBITDAX:
Net income and comprehensive income attributable to Antero Resources Corporation	$81,839	149,649	198,404	57,226
Net income and comprehensive income attributable to noncontrolling interests	21,169	9,164	98,925	36,471
Unrealized commodity derivative (gains) losses	(37,272)	20,122	(394,046)	9,423
Payments for derivative monetizations	—	—	202,339	—
Amortization of deferred revenue, VPP	(7,700)	(6,812)	(30,552)	(27,101)
Gain (loss) on sale of assets	—	1,989	(447)	862
Interest expense, net	32,608	27,061	117,870	118,207
Loss on early extinguishment of debt	—	—	—	528
Loss on convertible note inducements	288	—	374	—
Income tax expense (benefit)	26,390	(104,170)	63,626	(118,185)
Depletion, depreciation, amortization and accretion	191,508	194,899	750,093	765,827
Impairment of property and equipment	6,556	28,475	51,302	47,433
Exploration expense	603	702	2,691	2,618
Equity-based compensation expense	14,531	17,169	59,519	66,462
Equity in earnings of unconsolidated affiliate	(23,966)	(23,925)	(82,952)	(93,787)
Dividends from unconsolidated affiliate	31,284	31,314	125,138	125,197
Contract termination, loss contingency, transaction expense and other	4,981	1,404	55,491	4,933
	342,819	347,041	1,217,775	996,114
Martica related adjustments (1)	(20,373)	(15,105)	(97,257)	(63,789)
Adjusted EBITDAX	$322,446	331,936	1,120,518	932,325

Reconciliation of our Adjusted EBITDAX to net cash provided by operating activities:
Adjusted EBITDAX	$322,446	331,936	1,120,518	932,325
Martica related adjustments (1)	20,373	15,105	97,257	63,789
Interest expense, net	(32,608)	(27,061)	(117,870)	(118,207)
Amortization of debt issuance costs and other	(337)	520	2,264	2,420
Exploration expense	(603)	(702)	(2,691)	(2,618)
Changes in current assets and liabilities	9,259	(39,944)	143,278	(24,806)
Contract termination, loss contingency, settlements, transaction expense and other	(4,782)	(1,203)	(43,391)	411
Payments for derivative monetizations	—	—	(202,339)	—
Other items	(1,573)	(649)	(2,305)	(4,026)
Net cash provided by operating activities	$312,175	278,002	994,721	849,288

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below (in thousands):

	Three Months Ended December 31,
	2023	2024
Drilling and completion costs (cash basis)	$204,494	105,552
Change in accrued capital costs	(40,265)	14,912
Adjusted drilling and completion costs (accrual basis)	$164,229	120,464

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

Antero Resources is an independent natural gas and natural gas liquids company engaged in the acquisition, development and production of unconventional properties located in the Appalachian Basin in West Virginia and Ohio. In conjunction with its affiliate, Antero Midstream Corporation (NYSE: AM), Antero is one of the most integrated natural gas producers in the U.S. The Company’s website is located at www.anteroresources.com.

This release includes "forward-looking statements." Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, estimated realized natural gas, NGL and oil prices, anticipated reductions in letters of credit and interest expense, prospects, plans and objectives of management, return of capital, expected results, impacts of geopolitical and world health events, future commodity prices, future production targets, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, expected drilling and development plans, projected well costs and cost savings initiatives, operations of Antero Midstream, future financial position, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading " Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2024.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

ANTERO RESOURCES CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,
	2023	2024
Assets
Current assets:
Accounts receivable	$42,619	34,413
Accrued revenue	400,805	453,613
Derivative instruments	5,175	1,050
Prepaid expenses	12,901	12,423
Other current assets	14,192	6,047
Total current assets	475,692	507,546
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	974,642	879,483
Proved properties	13,908,804	14,395,680
Gathering systems and facilities	5,802	5,802
Other property and equipment	98,668	105,871
	14,987,916	15,386,836
Less accumulated depletion, depreciation and amortization	(5,165,449)	(5,699,286)
Property and equipment, net	9,822,467	9,687,550
Operating leases right-of-use assets	2,965,880	2,549,398
Derivative instruments	5,570	1,296
Investment in unconsolidated affiliate	222,255	231,048
Other assets	25,375	33,212
Total assets	$13,517,239	13,010,050
Liabilities and Equity
Current liabilities:
Accounts payable	$38,993	62,213
Accounts payable, related parties	86,284	111,066
Accrued liabilities	381,340	402,591
Revenue distributions payable	361,782	315,932
Derivative instruments	15,236	31,792
Short-term lease liabilities	540,060	493,894
Deferred revenue, VPP	27,101	25,264
Other current liabilities	1,295	3,175
Total current liabilities	1,452,091	1,445,927
Long-term liabilities:
Long-term debt	1,537,596	1,489,230
Deferred income tax liability, net	811,981	693,341
Derivative instruments	32,764	17,233
Long-term lease liabilities	2,428,450	2,050,337
Deferred revenue, VPP	60,712	35,448
Other liabilities	59,431	62,001
Total liabilities	6,383,025	5,793,517
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 303,544 and 311,165 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively	3,035	3,111
Additional paid-in capital	5,846,541	5,909,373
Retained earnings	1,051,940	1,109,166
Total stockholders' equity	6,901,516	7,021,650
Noncontrolling interests	232,698	194,883
Total equity	7,134,214	7,216,533
Total liabilities and equity	$13,517,239	13,010,050

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2024	2023	2024
Revenue and other:
Natural gas sales	$570,690	543,794	2,192,349	1,818,297
Natural gas liquids sales	461,212	555,722	1,836,950	2,066,975
Oil sales	74,744	49,128	247,146	230,027
Commodity derivative fair value gains (losses)	28,400	(21,498)	166,324	731
Marketing	50,732	33,971	206,122	179,069
Amortization of deferred revenue, VPP	7,700	6,812	30,552	27,101
Other revenue and income	665	822	2,529	3,396
Total revenue	1,194,143	1,168,751	4,681,972	4,325,596
Operating expenses:
Lease operating	26,888	30,216	118,441	118,693
Gathering, compression, processing and transportation	661,325	682,024	2,642,358	2,702,930
Production and ad valorem taxes	41,163	60,147	158,855	207,671
Marketing	67,887	52,142	284,965	244,906
Exploration and mine expenses	603	702	2,700	2,618
General and administrative (including equity-based compensation expense)	54,929	59,421	224,516	229,338
Depletion, depreciation and amortization	191,235	193,694	746,849	762,068
Impairment of property and equipment	6,556	28,475	51,302	47,433
Accretion of asset retirement obligations	273	1,205	3,244	3,759
Contract termination, loss contingency and settlements	4,956	937	52,606	4,468
Loss (gain) on sale of assets	—	1,989	(447)	862
Other operating expense	—	20	336	390
Total operating expenses	1,055,815	1,110,972	4,285,725	4,325,136
Operating income	138,328	57,779	396,247	460
Other income (expense):
Interest expense, net	(32,608)	(27,061)	(117,870)	(118,207)
Equity in earnings of unconsolidated affiliate	23,966	23,925	82,952	93,787
Loss on early extinguishment of debt	—	—	—	(528)
Loss on convertible note inducements	(288)	—	(374)	—
Total other expense	(8,930)	(3,136)	(35,292)	(24,948)
Income before income taxes	129,398	54,643	360,955	(24,488)
Income tax benefit (expense)	(26,390)	104,170	(63,626)	118,185
Net income and comprehensive income including noncontrolling interests	103,008	158,813	297,329	93,697
Less: net income and comprehensive income attributable to noncontrolling interests	21,169	9,164	98,925	36,471
Net income and comprehensive income attributable to Antero Resources Corporation	$81,839	149,649	198,404	57,226

Net income per common share—basic	$0.27	0.48	0.66	0.18
Net income per common share—diluted	$0.26	0.48	0.64	0.18

Weighted average number of common shares outstanding:
Basic	301,825	311,145	299,793	309,489
Diluted	311,956	314,165	311,597	313,414

ANTERO RESOURCES CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2022	2023	2024
Cash flows provided by (used in) operating activities:
Net income including noncontrolling interests	$1,998,837	297,329	93,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	719,790	750,093	765,827
Impairments	149,731	51,302	47,433
Commodity derivative fair value losses (gains)	1,615,836	(166,324)	(731)
Settled commodity derivative gains (losses)	(1,911,065)	(25,383)	10,154
Payments for derivative monetizations	—	(202,339)	—
Deferred income tax expense (benefit)	440,417	62,039	(118,640)
Equity-based compensation expense	35,443	59,519	66,462
Equity in earnings of unconsolidated affiliate	(72,327)	(82,952)	(93,787)
Dividends of earnings from unconsolidated affiliate	125,138	125,138	125,197
Amortization of deferred revenue	(37,603)	(30,552)	(27,101)
Amortization of debt issuance costs and other	4,336	2,264	2,420
Settlement of asset retirement obligations	(1,050)	(718)	(3,571)
Contract termination, loss contingency and settlements	—	12,100	5,344
Loss (gain) on sale of assets	471	(447)	862
Loss on early extinguishment of debt	46,027	—	528
Loss on convertible note inducements	169	374	—
Changes in current assets and liabilities:
Accounts receivable	43,510	7,550	25,410
Accrued revenue	(116,243)	306,880	(52,808)
Prepaid expenses and other current assets	(27,530)	14,890	8,680
Accounts payable including related parties	32,374	(16,837)	35,301
Accrued liabilities	(5,620)	(62,419)	1,280
Revenue distributions payable	23,337	(106,429)	(45,849)
Other current liabilities	(12,636)	(357)	3,180
Net cash provided by operating activities	3,051,342	994,721	849,288
Cash flows provided by (used in) investing activities:
Additions to unproved properties	(149,009)	(151,135)	(90,995)
Drilling and completion costs	(780,649)	(964,346)	(614,855)
Additions to other property and equipment	(14,313)	(16,382)	(10,929)
Proceeds from asset sales	2,747	447	9,499
Change in other assets	(2,388)	(9,351)	(6,873)
Net cash used in investing activities	(943,612)	(1,140,767)	(714,153)
Cash flows provided by (used in) financing activities:
Repurchases of common stock	(873,744)	(75,355)	—
Repayment of senior notes	(1,027,559)	—	—
Borrowings on Credit Facility	6,308,900	4,501,400	4,130,900
Repayments on Credit Facility	(6,274,100)	(4,119,000)	(4,154,900)
Payment of debt issuance costs	(814)	(605)	(6,138)
Distributions to noncontrolling interests	(173,537)	(128,823)	(74,286)
Employee tax withholding for settlement of equity-based compensation awards	(66,132)	(30,367)	(29,605)
Convertible note inducements	(169)	(374)	—
Other	(575)	(830)	(1,106)
Net cash provided by (used in) financing activities	(2,107,730)	146,046	(135,135)
Net increase in cash and cash equivalents	—	—	—
Cash and cash equivalents, beginning of period	—	—	—
Cash and cash equivalents, end of period	$—	—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$155,006	113,910	120,058
Increase (decrease) in accounts payable and accrued liabilities for additions to property and equipment	$38,035	(60,762)	10,525

The following table sets forth selected financial data for the three months ended December 31, 2023 and 2024:

	(Unaudited)
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2023	2024	(Decrease)	Change
Revenue:
Natural gas sales	$570,690	543,794	(26,896)	(5)%
Natural gas liquids sales	461,212	555,722	94,510	20%
Oil sales	74,744	49,128	(25,616)	(34)%
Commodity derivative fair value gains (losses)	28,400	(21,498)	(49,898)	*
Marketing	50,732	33,971	(16,761)	(33)%
Amortization of deferred revenue, VPP	7,700	6,812	(888)	(12)%
Other revenue and income	665	822	157	24%
Total revenue	1,194,143	1,168,751	(25,392)	(2)%
Operating expenses:
Lease operating	26,888	30,216	3,328	12%
Gathering and compression	217,732	225,267	7,535	3%
Processing	249,880	267,538	17,658	7%
Transportation	193,713	189,219	(4,494)	(2)%
Production and ad valorem taxes	41,163	60,147	18,984	46%
Marketing	67,887	52,142	(15,745)	(23)%
Exploration	603	702	99	16%
General and administrative (excluding equity-based compensation)	40,398	42,252	1,854	5%
Equity-based compensation	14,531	17,169	2,638	18%
Depletion, depreciation and amortization	191,235	193,694	2,459	1%
Impairment of property and equipment	6,556	28,475	21,919	334%
Accretion of asset retirement obligations	273	1,205	932	341%
Contract termination and loss contingency	4,956	937	(4,019)	(81)%
Loss on sale of assets	—	1,989	1,989	*
Other operating expense	—	20	20	*
Total operating expenses	1,055,815	1,110,972	55,157	5%
Operating income	138,328	57,779	(80,549)	(58)%
Other earnings (expenses):
Interest expense, net	(32,608)	(27,061)	5,547	(17)%
Equity in earnings of unconsolidated affiliate	23,966	23,925	(41)	*
Loss on convertible note inducement	(288)	—	288	*
Total other expense	(8,930)	(3,136)	5,794	(65)%
Income before income taxes	129,398	54,643	(74,755)	(58)%
Income tax (expense) benefit	(26,390)	104,170	130,560	*
Net income and comprehensive income including noncontrolling interests	103,008	158,813	55,805	54%
Less: net income and comprehensive income attributable to noncontrolling interests	21,169	9,164	(12,005)	(57)%
Net income and comprehensive income attributable to Antero Resources Corporation	$81,839	149,649	67,810	83%

Adjusted EBITDAX	$322,446	331,936	9,490	3%

* Not meaningful

The following table sets forth selected financial data for the three months ended December 31, 2023 and 2024:

	(Unaudited)
	Three Months Ended		Amount of
	December 31,		Increase	Percent
	2023	2024	(Decrease)	Change
Production data (1) (2):
Natural gas (Bcf)	210	196	(14)	(7)%
C2 Ethane (MBbl)	5,406	8,518	3,112	58%
C3+ NGLs (MBbl)	10,918	10,563	(355)	(3)%
Oil (MBbl)	1,154	850	(304)	(26)%
Combined (Bcfe)	315	316	1	*
Daily combined production (MMcfe/d)	3,420	3,431	11	*
Average prices before effects of derivative settlements (3):
Natural gas (per Mcf)	$2.72	2.77	0.05	2%
C2 Ethane (per Bbl) (4)	$9.13	10.31	1.18	13%
C3+ NGLs (per Bbl)	$37.72	44.29	6.57	17%
Oil (per Bbl)	$64.77	57.80	(6.97)	(11)%
Weighted Average Combined (per Mcfe)	$3.52	3.64	0.12	3%
Average realized prices after effects of derivative settlements (3):
Natural gas (per Mcf)	$2.68	2.76	0.08	3%
C2 Ethane (per Bbl) (4)	$9.13	10.31	1.18	13%
C3+ NGLs (per Bbl)	$37.68	44.43	6.75	18%
Oil (per Bbl)	$64.58	57.69	(6.89)	(11)%
Weighted Average Combined (per Mcfe)	$3.49	3.63	0.14	4%
Average costs (per Mcfe):
Lease operating	$0.09	0.10	0.01	11%
Gathering and compression	$0.69	0.71	0.02	3%
Processing	$0.79	0.85	0.06	8%
Transportation	$0.62	0.60	(0.02)	(3)%
Production and ad valorem taxes	$0.13	0.19	0.06	46%
Marketing expense, net	$0.05	0.06	0.01	20%
General and administrative (excluding equity-based compensation)	$0.13	0.13	—	*
Depletion, depreciation, amortization and accretion	$0.61	0.62	0.01	2%

* Not meaningful

(1)	Production data excludes volumes related to VPP transaction.
(2)	Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and may not reflect their relative economic value.
(3)	Average sales prices shown in the table reflect both the before and after effects of the Company’s settled commodity derivatives. The calculation of such after effects includes gains on settlements of commodity derivatives, which do not qualify for hedge accounting because the Company does not designate or document them as hedges for accounting purposes. Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and does not necessarily reflect their relative economic value.
(4)	The average realized price for the three months ended December 31, 2023 includes $2 million of proceeds related to a take-or-pay contract. Excluding the effect of these proceeds, the average realized price for ethane before the effects of derivatives for the three months ended December 31, 2023 would have been $8.78 per Bbl.